FOR IMMEDIATE RELEASE

Centennial Resource Development, Inc. Announces Commencement of Exchange Offers and Consent Solicitations for Any and All Outstanding 5.375% Senior Notes due 2026
and 6.875% Senior Notes due 2027
DENVER, April 22, 2020 (GLOBE NEWSWIRE) - Centennial Resource Development, Inc. (“Centennial” or the “Company”) (NASDAQ: CDEV) today announced that its operating subsidiary, Centennial Resource Production, LLC (“CRP”), has commenced offers to all Eligible Holders (as defined below) to exchange (the “Exchange Offers”) any and all of their outstanding 5.375% Senior Notes due 2026 (the “Old 2026 Notes”) and outstanding 6.875% Senior Notes due 2027 (the “Old 2027 Notes” and, together with the Old 2026 Notes, the “Old Notes”) for up to $250 million aggregate principal amount of newly issued 8.00% Second Lien Senior Secured Notes due 2025 (the “Second Lien Notes”) and up to $200 million aggregate principal amount of newly issued 8.00% Third Lien Senior Secured Notes due 2027 (the “Third Lien Notes,” and together with the Second Lien Notes, the “New Notes”), in each case upon the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated April 22, 2020 (the “Offering Memorandum”).
The following table sets forth the consideration to be offered to Eligible Holders of the Old Notes in the Exchange Offers:

Title of Series of Old Notes	CUSIP No. / ISIN	Aggregate Outstanding Principal Amount	Early Exchange Consideration (as defined below), if tendered and not withdrawn prior to the Early Tender Date (as defined below)(1)	Late Exchange Consideration (as defined below), if tendered after the Early Tender Date and prior to the Expiration Date (as defined below)(1)
5.375% Senior Notes due 2026	15138A AA8; US15138AAA88; U14008 AA1; USU14008AA12; 15138A AB6; US15138AAB61	$400,000,000	$500	$450

6.875% Senior Notes due 2027	15138AAC4; US15138AAC45; U14008AB9; USU14008AB94; 15138AAD2; US15138AAD28	$500,000,000	$500	$450

(1)	Total principal amount of New Notes for each $1,000 principal amount of Old Notes tendered and accepted for exchange.
Eligible Holders who tender their Old Notes at or prior to 5:00 p.m., New York City Time, on May 5, 2020, unless extended (such time and date as it may be extended, the “Early Tender Date”), will be eligible to receive $500 principal amount of New Notes (the “Early Exchange Consideration”) for each $1,000 principal amount of Old Notes tendered and accepted for exchange. Eligible Holders tendering Old Notes after the Early Tender Date and at or prior to 11:59 p.m., New York City time, on May 19, 2020, unless extended (such time and date as it may be extended, the “Expiration Date”), will be eligible to receive $450 principal amount of New Notes (the “Late Exchange Consideration”) for each $1,000 principal amount of Old Notes tendered for exchange.

All Second Lien Notes will be issued before any Third Lien Notes are issued to Eligible Holders. In the event that the aggregate amount of Second Lien Notes to be issued in respect of Old Notes validly tendered (and not validly withdrawn) would exceed $250 million, the amount of Second Lien Notes issued to each tendering Eligible Holder will be equal to (a) the amount of New Notes entitled to be received by such Eligible Holder, based on the Early Exchange Consideration or Late Exchange Consideration, as applicable, in respect of Old Notes validly tendered (and not validly withdrawn) by such Eligible Holder multiplied by (b) the quotient of (1) $250 million divided by (2) the aggregate principal amount of New Notes to be issued in respect of tendered Old Notes that are accepted by CRP. The portion of Old Notes tendered by each tendering Eligible Holder and accepted by CRP that are not exchanged into Second Lien Notes as a result of such proration will be exchanged for Third Lien Notes.
In addition to the consideration described above, CRP will pay in cash accrued and unpaid interest on the Old Notes accepted in the Exchange Offers from the applicable latest interest payment date to, but not including, the settlement date for the Exchange Offers, which will occur promptly after the Expiration Date and is expected to occur on May 22, 2020. Interest on the New Notes will accrue from the date of issuance of the New Notes.
In conjunction with the Exchange Offers, CRP is soliciting consents (the “Consent Solicitations”) from holders of each series of Old Notes (“Consents”) to certain proposed amendments to the indenture governing the Old 2026 Notes (the “Old 2026 Notes Indenture”) and to the indenture governing the Old 2027 Notes (the “Old 2027 Notes Indenture” and, together with the Old 2026 Notes Indenture, the “Old Notes Indentures”) to eliminate substantially all of the restrictive covenants and certain of the default provisions contained therein (the “Proposed Amendments”). The Exchange Offers are not conditioned upon receiving Requisite Consents (as defined below) from holders of the Old Notes. Following consummation of the Exchange Offers and the Consent Solicitations, and upon effectiveness of the Proposed Amendments, any holders of the Old Notes that do not participate in the Exchange Offers would rank effectively junior to the New Notes.
CRP must receive Consents from holders representing a majority of the outstanding principal amount of each series of Old Notes to adopt the Proposed Amendments to the applicable Old Notes Indenture (the “Requisite Consents”). Eligible Holders of Old Notes may not tender Old Notes without delivering the related Consents, and Eligible Holders of Old Notes may not deliver Consents without tendering the related Old Notes. The Exchange Offers and Consent Solicitations may be terminated, withdrawn, amended or extended at any time and for any reason. Neither of the Exchange Offers is conditioned upon any minimum amount of Old Notes tendered or the receipt of the Requisite Consents to the Proposed Amendments.
Tenders of Old Notes in the Exchange Offers may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on May 5, 2020, unless extended (as it may be extended, the “Withdrawal Deadline”). Old Notes (including Old Notes tendered after the Withdrawal Deadline) may not be withdrawn from the Exchange Offers and the related Consents may not be revoked from the Consent Solicitations after the Withdrawal Deadline, subject to applicable law.
The Exchange Offers and Consent Solicitations will only be made, and the New Notes are only being offered and issued, to holders of Old Notes who are (a) reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (b) not “U.S. persons” as defined in Rule 902 under the Securities Act and are in compliance with Regulation S under the Securities Act (such holders, the “Eligible Holders”). Only Eligible Holders who have completed and returned the eligibility letter are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offers and Consent Solicitations. Eligible Holders of the Old Notes who desire to obtain and complete an eligibility form should contact the information agent and exchange agent, Global Bondholder Services Corporation, at (866) 807-2200 (toll-free) or (212) 430-3774 (for banks and brokers) or email contact@gbsc-usa.com or access the website at https://gbsc-usa.com/eligibility/centennial.
Eligible Holders of the Old Notes are urged to carefully read the Offering Memorandum before making any decision with respect to the Exchange Offers and Consent Solicitations. None of the Company, CRP, the dealer managers, the trustee with respect to the Old Notes and the New Notes, the information and exchange agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.
The New Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and Consent Solicitations are not being made to Eligible Holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Centennial Resource Development, Inc.
Centennial is an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through CRP, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin.
Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding CRP’s ability to complete the Exchange Offers and Consent Solicitations are forward-looking statements. When used in this press release, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
The Company cautions you that these forward-looking statements are subject to a variety of risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Important information about issues that could cause actual results and plans to differ materially from those expressed in any forward-looking statements can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.
Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Contact:
Hays Mabry
Director, Investor Relations
(832) 240-3265
ir@cdevinc.com